Exhibit 99.1
NEWS

SOLUTIA LOGO
FOR IMMEDIATE RELEASE
Solutia Inc. 575 Maryville Centre Drive St. Louis, Missouri 63141 P.O. Box 66760 St. Louis, Missouri 63166-6760
Media: Dan Jenkins (314) 674-8552 Investors: Susannah Livingston (314) 674-8914

Solutia Expects Strong 3rd Quarter from Continuing Operations

Company Expects to Meet Full-Year Guidance for Adjusted EBITDA from Continuing Operations;
Schedules Third Quarter Earnings Call for October 30 at 9 a.m. Central

ST. LOUIS – October 20, 2008 – Solutia Inc. (NYSE: SOA) today announced that for its continuing operations – including Saflex®, Technical Specialties, and CPFilms® – the company expects to report third quarter net sales of $587 million, a 29% increase over the prior year period and adjusted EBITDA is anticipated to be $111 million, a 46% increase over the prior year period.  These strong results were driven by a combination of volume, price and manufacturing improvements.
“We believe our three specialties businesses, which comprise the going-forward Solutia portfolio, represent some of the most valuable franchises in the specialty chemicals sector,” said Jeffry N. Quinn, chairman, president, and CEO of Solutia Inc.  “Third quarter results for these businesses were exceptional. Although we are mindful of slowing global economic conditions, we anticipate these businesses will meet previously announced earnings guidance for the year.”  Solutia’s full-year 2008 adjusted EBITDA guidance for continuing operations is $385 million to $395 million, with the mid-point of the range on par with the guidance provided during the Company’s second quarter earnings call.
“During the third quarter, Solutia reduced its net debt by $390 million, to $1,366 million,” said James M. Sullivan, senior vice president and chief financial officer. “Our capital structure is well positioned with credit facilities committed through 2013.”
Of the company’s $1,191 million term loan debt, $900 million is protected by a LIBOR cap of 425 basis points until April 2010.  At the end of the third quarter, Solutia had liquidity of $227 million. The company anticipates strong cash generation in the fourth quarter that will further increase liquidity and reduce net debt to approximately $1.3 billion by year-end.
Effective with the third quarter, Solutia will report results from its three specialties segments as continuing operations and report results from its Nylon segment as discontinued operations.  As previously announced, Solutia is exploring strategic alternatives for its Nylon business, and a disposition of these assets is currently anticipated by the end of the first quarter 2009.
The discontinued Nylon segment expects to report third quarter net sales of $506 million and an adjusted EBITDA loss of ($5) million.  These results were negatively impacted by Hurricane Ike as well as deteriorating markets in nylon intermediates and nylon carpet fibers.  The Nylon chemical plant in Alvin, Texas, which had been shut down in advance of Hurricane Ike, resumed normal operations in early October.  The estimated cost of property damage incurred at the site is approximately $10 million, which is being excluded from the Company’s adjusted EBITDA.  Lost profits and other business interruption cost impacts of $8 million from the hurricane are included in adjusted EBITDA.
Solutia will issue financial results for the third quarter of 2008 on Wednesday, October 29, 2008, after the market closes.  The company will then hold a conference call at 9 a.m. Central Time (10 a.m. Eastern Time) on Thursday, October 30, 2008, during which Solutia executives will elaborate upon the company’s third quarter 2008 financial results.

A live webcast of the conference call and slides will be available through the Investors section of www.solutia.com.  The phone number for the call is 888.680.0869 (U.S.) or 617.213.4854 (International), and the pass code is 16893367.  Participants are encouraged to dial in 10 minutes early, and also may pre-register for the event at https://www.theconferencingservice.com/prereg/key.process?key=PBQQB3K7N. Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quick access to the conference by bypassing the operator upon connection.  A replay of the event will be available through www.solutia.com for two weeks or by calling 888-286-8010 (U.S.) or 617-801-6888 (International) and entering the pass code 98625606.

Use of Non-U.S. GAAP Financial Information and Reconciliation to Comparable GAAP Number
For the purpose of this press release, the company has used certain financial measures such as EBITDA (defined as earning before interest expense, income taxes, depreciation and amortization and reorganization items, net) and Adjusted EBITDA (to include EBITDA and exclude gains and losses, cost overhang associated with the potential Nylon disposition, and non-cash stock compensation expense) that are not determined in accordance with generally accepted accounting principles in the United States  (GAAP).  The company believes that these non-GAAP financial measures are useful to investors because they facilitate period-to-period comparisons of Solutia’s performance and enable investors to assess the company’s performance in the way that management and lenders do.  Our debt covenants and certain management reporting and incentive plans are measured against certain of these non-GAAP financial measures.  Reconciliations of these measures to GAAP measures are included immediately below.

Reconciliation of Net Loss to Adjusted EBITDA
	Successor	Predecessor

(dollars in millions)	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
Net Loss	$(7)	$(111)
Plus:
Income Tax Expense	18	11
Interest Expense	43	34
Depreciation and Amortization	37	31
Reorganization Items, pre-tax	-	152
Net (Gains) and Charges affecting comparability, pre-tax (a)(b)	12	(18)
Non-cash Stock Compensation Expense	3	-
Adjusted EBITDA	$106	$99

(a) For 3 months ended September 2008, (Gains) and Charges affecting comparability, pre-tax are as follows:
    $1 million of net charges related to the announced closure of the Ruabon Facility.
    $4 million charge for restructuring costs related principally to severance and retraining costs.
    ($3) million gain resulting from surplus land sales.
    $10 million charge resulting from property damage incurred due to Hurricane Ike.

(b) For 3 months ended September 2007, (Gains) and Charges affecting comparability, pre-tax are as follows:
    ($22) million gain resulting from a customer contract termination.
    $4 million charge for restructuring charge resulting from the termination of a third-party agreement at one of Solutia's facilities.
    ($3) million gain due to land sales.
    $1 million charge resulting from the step-up in basis of Flexsys' inventory in accordance with purchase accounting.
    $2 million charge for restructuring costs related principally to severance and retraining costs.

Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates,” “estimated,” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current believes, expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Solutia’s financial statements for the quarter ending September 30, 2008 have not been finalized.  Solutia is required to consider all available information through the finalization of its financial statements and the possible impact of such information on its financial condition and results of operations for the reporting period, including the impact of such information on the complex and subjective judgments and estimates Solutia made in preparing certain of the preliminary information included in this press release which may lead to material differences between the preliminary results of operations described herein and the results of operations presented in Solutia’s subsequent earnings release and between such subsequent earnings release and the results of operations described in Solutia’s Quarterly Report on Form 10-Q for the third fiscal quarter of 2008.

Corporate Profile
Solutia is a market-leading performance materials and specialty chemicals company.  The company focuses on providing solutions for a better life through a range of products, including: Saflex® interlayer for laminated glass; CPFilms® aftermarket window films sold under the LLumar® brand and others; high-performance nylon polymers and fibers sold under brands such as Vydyne® and Wear-Dated®; and technical specialties including the Flexsys® family of chemicals for the rubber industry, Skydrol® aviation hydraulic fluid and Therminol® heat transfer fluid.  Solutia’s businesses are world leaders in each of their market segments.  With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 6,000 employees in more than 60 locations.  More information is available at www.Solutia.com.

Source: Solutia Inc.
St. Louis
10/20/08